UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2021

STAG INDUSTRIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
One Federal Street, 23rd Floor
Boston, Massachusetts 02110
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STAG	New York Stock Exchange
6.875% Series C Cumulative Redeemable Preferred Stock ($0.01 par value)	STAG-PC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 7, 2021, the compensation committee of the board of directors of STAG Industrial, Inc. (the “Company”) adopted the STAG Industrial, Inc. Employee Retirement Vesting Program (the “Program”) to provide supplemental retirement benefits for eligible employees. The Program will be administered by the compensation committee of the board of directors.

Under the Program, upon an eligible employee’s Qualifying Retirement (as defined below), the employee would be entitled to: (i) the immediate vesting of all outstanding time-based equity awards (i.e., awards that are subject to forfeiture solely pursuant to a time-based vesting schedule); and (ii) subject to the compensation committee’s future certification that the performance goals for the applicable period have been achieved, a prorated portion of any outstanding performance-based equity awards (i.e., awards for which the performance period has not expired and which remain subject to vesting based on the specified performance measures). The prorated portion of such performance-based equity awards will be determined at the end of the applicable performance period based on the Company’s actual performance and will be calculated by multiplying the full amount of any such award so payable by a fraction, the numerator of which shall equal the number of days such employee was employed with the Company during the performance period and the denominator of which shall equal the number of days in the performance period.

To be eligible to participate in the Program upon a Qualifying Retirement, an employee must satisfy certain terms and conditions, including the employee must (i) provide the Company with at least six months’ advance written notice of his or her retirement, and (ii) sign and not revoke a general release and non-competition agreement, with ongoing non-competition and employee non-solicitation provisions that remain in effect for at least 12 months following termination of employment (which non-competition and employee non-solicitation provisions, in the discretion of the compensation committee, may be those already established in an employment agreement with the Company).

For purposes of the Program, “Qualifying Retirement” means an employee’s voluntarily termination of employment with the Company (other than where grounds for “Cause” exist) at or after having satisfied the “Rule of 70.” “Rule of 70” means when an employee’s years of service with the Company or its affiliates or predecessors (must be at least 10 years, based on 120 months of continuous employment, not calendar years) plus his or her age (must be at least 55 years old) on the date of termination of service equals or exceeds 70. An employee’s “service” for purposes of the Program will continue until he or she is no longer serving in the role as employee, director or consultant of the Company or any affiliate.

The foregoing description is qualified in its entirety by reference to the Program, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1	STAG Industrial, Inc. Employee Retirement Vesting Program
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel
and Secretary

Dated: January 13, 2021